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                                [LETTERHEAD OF]
                       [SUTHERLAND, ASBILL & BRENNAN LLP]

                                          September 23, 1997

Board of Directors
Market Street Fund, Inc.
1050 Westlakes Drive
Berwyn, PA 19312-2419

Directors:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statements of Additional Information filed as part of the registration statement on Form N-14 for Market Street Fund, Inc. on September 24, 1997. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          Sincerely,

                                          SUTHERLAND, ASBILL & BRENNAN LLP

                                          By: /s/  Stephen E. Roth

                                            ------------------------------------
                                            Stephen E. Roth, Esq.